                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]      Preliminary Proxy Statement
[ ]      Confidential, for Use of the Commission Only (as permitted by
         Rule 14a-6(e)(2))
[ ]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                          IN STORE MEDIA SYSTEMS, INC.
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

         1)      Title of each class of securities to which transaction applies:

                 _______________________________________________________________

         2)      Aggregate number of securities to which transaction applies:

                 _______________________________________________________________

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                 _______________________________________________________________

         4)      Proposed maximum aggregate value of transaction:

                 _______________________________________________________________

         5)      Total fee paid:

                 _______________________________________________________________

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:

                 _______________________________________________________________

         2)       Form, Schedule or Registration Statement No.:

                 _______________________________________________________________

         3)       Filing Party:

                 _______________________________________________________________

         4)       Date Filed:

                 _______________________________________________________________

                          IN STORE MEDIA SYSTEMS, INC.

                                 --------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 --------------


TO THE STOCKHOLDERS OF IN STORE MEDIA SYSTEMS, INC.:

         The Annual Meeting of Stockholders of In Store Media Systems, Inc. (the "Company") will be held at the Holiday Inn at DIA Airport, 15500 E. 40th Ave., Denver, Colorado, on September 29, 2000 at 10:00 a.m. for the purpose of considering and acting upon the following proposals:

                  (1) To elect nine (9) directors to serve until the next Annual Meeting of Stockholders and thereafter until their successors are elected and qualified;

                  (2) To consider and vote upon a proposal to amend and restate the Company's Articles of Incorporation to (i) increase the number of shares of Common Stock authorized for issuance from 100,000,000 shares to 150,000,000 shares; and (ii) increase the number of shares of Preferred Stock authorized for issuance from 5,000,000 shares to 50,000,000 shares;

                  (3) To consider and vote upon a proposal to amend and restate the Company's Articles of Incorporation to have the number of directors of the Company be provided for in the Company's bylaws.

                  (4) To ratify the appointment of Causey Demgen & Moore, Inc. as the Company's independent auditors; and

                  (5) To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

         The Board of Directors has fixed the close of business on August 18, 2000 as the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any postponements or adjournments thereof. A list of stockholders entitled to vote will be available at the Company's office at 15423 East Batavia Drive, Aurora, Colorado, for ten days prior to the Annual Meeting.

         YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE.

                                              By Order of the Board of Directors



                                              Donald P. Uhl
                                              President

August 22, 2000

                          IN STORE MEDIA SYSTEMS, INC.
                            15423 East Batavia Drive
                                Aurora, CO 80011
                                 (303) 364-6550

                              --------------------

                                 PROXY STATEMENT

                              --------------------

                         ANNUAL MEETING OF STOCKHOLDERS

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of In Store Media Systems, Inc., a Nevada corporation (the "Company") of proxies for use at the Annual Meeting of Stockholders of the Company to be held at the Holiday Inn at DIA Airport, 15500 E. 40th Ave., Denver, Colorado, on September 29, 2000 at 10:00 a.m. This proxy statement and the accompanying form of proxy are being mailed to stockholders on or about August 22, 2000.

                                  VOTING RIGHTS

         RECORD DATE; OUTSTANDING SHARES. Stockholders of record of the Company as of the close of business on August 18, 2000 have the right to receive notice of and to vote at the Annual Meeting. On August 18, 2000, the Company had issued and outstanding ___________ shares of Common Stock. Each share of Common Stock is entitled to one vote for as many separate nominees as there are directors to be elected and for or against all other matters presented.

         QUORUM; VOTE REQUIRED. For action to be taken at the Annual Meeting, the majority of the shares entitled to vote must be represented at the meeting in person or by proxy. Director nominees receiving the highest number of affirmative votes up to the number of directors to be elected will be elected as directors of the Company for the succeeding year. Votes withheld with respect to director nominees have no legal effect.

         The affirmative vote of a majority of the shares voting and a majority of the required quorum is the minimum approval necessary and is required to ratify the amendments to the Company's Articles of Incorporation and to ratify the appointment of Causey Demgen & Moore, Inc. as the Company's independent auditors. Because abstentions with respect to any matter are treated as shares present or represented and entitled to vote for the purposes of determining whether that matter has been approved by the stockholders, abstentions have the same effect as negative votes. If the number of abstentions is such that the affirmative votes do not constitute the requisite vote, the proposal will be defeated. Broker non-votes and shares as to which proxy authority has been withheld with respect to any matter are not deemed to be present or represented for purposes of determining whether stockholder approval of that matter has been obtained.

                                     PROXIES

         SOLICITATION OF PROXIES; EXPENSES. Proxies for use at the Annual Meeting are being solicited by the Board of Directors of the Company from its stockholders. The Company will bear the cost of the solicitation of proxies from its stockholders in the enclosed form. The directors, officers and employees of the Company may solicit proxies by mail, telephone, letter, facsimile, electronically or in person. Following the original mailing of the proxies and other soliciting materials, the Company will request that brokers, custodians, nominees and other record holders forward copies of the proxy and other soliciting materials to persons for whom they hold shares of Common Stock and request authority for the exercise of proxies. In such cases, the Company will reimburse such record holders for their reasonable expenses.

         VOTING OF PROXIES; REVOCATION OF PROXIES. Shares represented by properly executed proxies received by the Company will be voted at the Annual Meeting in accordance with the instructions thereon. It is intended that shares represented by proxies received by the Company with no instructions will be voted in favor of all proposals set forth in the Notice of Meeting and for the nominees for director as described below.

         Any person giving a proxy in the form accompanying this Proxy Statement has the power to revoke it at any time before its exercise by (i) filing with the Secretary of the Company a signed written statement revoking his or her proxy or (ii) submitting an executed proxy bearing a date later than that of the proxy being revoked. A proxy may also be revoked by attending the Annual Meeting and voting in person at the Annual Meeting. Attendance at the Annual Meeting will not by itself constitute the revocation of a proxy.

                                PROPOSAL NUMBER 1

                              ELECTION OF DIRECTORS


         Nine (9) directors will be elected at the Annual Meeting. All of the nominees are presently directors of the Company.

         The election of directors will be determined by the nine (9) nominees receiving the greatest number of votes from shares eligible to vote. Unless a stockholder signing a proxy withholds authority to vote for one or more of the Board's nominees in the manner described in the proxy, each proxy received will be voted in favor of the Board's nominees. Although it is not contemplated that any nominee will decline or be unable to serve as a director, in the event any director declines or is unable to serve as a director, the proxies will be votes by the proxy holders as directed by the Board of Directors.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE NINE NOMINEES AS DIRECTORS OF THE COMPANY.

                  The following table lists the nominees for the Board of Directors and their ages. Biographical information regarding each nominee is provided below. Effective March 8, 2000, due to health problems, our former Chief Executive Officer, Everett E. Schulze, Jr. was replaced by Donald P. Uhl. Our directors and their ages at the date of this annual report are as follows:

NAME                            AGE         POSITION
----                            ---         --------
Donald P. Uhl                   66          Chief Executive Officer, President
                                              and Chairman

Everett E. Schulze., Jr.        48          Director

Frank J. Pirri                  58          Director

Joel Monsky                     61          Director

Charles Schulze                 28          Director of Purchasing and Director

Michael T. Mozer                51          Director

Ronald F. Anderegg              47          Director

Raymond Solomon                 47          Director

George E. Sattler               64          Director

         Following is biographical information regarding the Company's directors and nominees:

         DONALD P. UHL, age 66, is the co-founder of the Company and has been Chief Executive Officer and President since March 2000. From inception of the Company's predecessor in 1992 until March 2000, he has served as the Executive Vice President and a director of the Company and its predecessor. From February 1992 to October 1992, Mr. Everett Schulze (as President of Es-Tech) engaged Mr. Uhl to facilitate the marketing and production of the CanPactor. Before working on the CanPactor project, since 1990, Mr. Uhl served as Vice President of Corporate Development for Premier Technologies, Inc., a start-up company engaged in the production of electronic cable-test equipment. From 1988 to 1990, Mr. Uhl was the President of Capital Funding Advisors, Inc., a consulting firm specializing in developing funding proposals for small emerging companies. Before that time, Mr. Uhl was founder, Chairman and President of Western Energy Development Company, Inc., a public corporation, which grew from $3 million to $26 million in assets during Mr. Uhl's tenure from 1980 to 1988. Mr. Uhl also was chairman of the Pikes Peak Area Council of Governments from 1980 to 1982, and served on the Governor's Front Range Policy Committee in from 1980 to 1981. He was also the Mayor of Monument, Colorado, from 1978 to 1982.

         EVERETT E. SCHULZE, JR., age 48, is the founder of the Company's predecessor. Since inception of the Company's predecessor in 1992 until March 2000, Mr. Schulze served as the Chairman and CEO of the Company and its predecessor. Mr. Schulze is the inventor of the Company's technology. He has over 20 years experience with point-of-sale coupons (through consumer-interactive beverage container recycling centers) and holds 14 United States patents. Mr. Schulze has over 18 years experience as principal and CEO of manufacturing facilities which produced original design, close tolerance equipment for the food, oil & gas and aerospace industries. Before organizing the Company's predecessor, Mr. Schulze was President and CEO of Es-Tech International, Inc. ("Es-Tech"), which developed, manufactured and installed the Enviromint CanPactor, an aluminum can recycling center. Mr. Schulze invented the Enviromint CanPactor, established the assembly facilities and commenced installation outside various supermarkets. Mr. Schulze sold his interest in Es-Tech in 1993 to devote full time to In Store Media. Mr. Everett Schulze is the father of Mr. Charles A. Schulze, an employee and director of the Company.

         FRANK J. PIRRI, age 58, has been a director of the Company since 1995. He has over 37 years of experience in the management of consumer and business-to-business motivational programs. Since December 1998 he has served as a Senior Vice President, Offline Commerce for MyPoints.com, Inc. From May 1997 to November 1998, Mr. Pirri served as Executive Vice President of Motivation.Net an Internet Loyalty Marketing company. From January 1994 to May 1997, Mr. Pirri served as the President and Chief Executive Officer of Life Facts, Inc., a medical information products company. From January 1993 to January 1994, Mr. Pirri served as the Vice Chairman of S&H Citadel, Inc., an incentive marketing services company, following its merger with S&H Motivation and Citadel Motivation. From 1987 to January1993, Mr. Pirri served as President and Chief Executive Officer of S&H Motivation, and consumer and business-to-business performance improvement company. Prior to S&H Motivation, Mr. Pirri held numerous positions over a 24-year period at The Sperry & Hutchinson Company (S&H Green Stamps). Mr. Pirri holds a B.B.A from Pace University and a Master of Management from J.L. Kellogg Graduate School of Management, Northwestern University.

         JOEL MONSKY, age 58, has been a director of the Company since 1995. Mr. Monsky has 38 years of experience in management and the sales and development of consumer databases with National Birth Record Company and Demographics Systems, Inc. In 1997, Mr. Monsky, founded and became the President of The Partnership for Shared Marketing, which is a data marketing company whose clients included several of the top packaged goods manufacturers, advertising agencies, and supermarket chains. In 1991, Mr. Monsky co-founded and served as the Executive Vice President of Datapulse, Inc., the developer of a new survey technology. >From 1991 to present, Datapulse, Inc. has surveyed over 9.5 million individual consumers in generating marketing data for major Fortune 500 companies.

         CHARLES A. SCHULZE, age 28, is the son of Mr. Everett Schulze and has been a director of the Company and its Director of Purchasing since 1998. As part of his responsibilities, Mr. Schulze supervises the Company's prototype production facility. From its inception in 1993 through October 1998, Mr. Charles Schulze served in the above-described capacities for the Company's predecessor. During that same time period, Mr. Schulze was employed as in-house information manager for the Company's predecessor. Mr. Schulze is the President and a principal shareholder of American International Investments, Inc., the Company's principal shareholder.

         MICHAEL T. MOZER, age 51, has been a director of the Company since March 2000. In December 1999, he co-founded Morris & Mozer Financial, Inc. ("MMF), where he currently serves as President. MMF provides financial consulting, structuring and debt placement services for business entities throughout the United States. From 1996 to 1999 he served as a Senior Vice President of Dougherty Summit Securities, Inc., where he established structured finance and fixed income divisions to serve the needs of financial institutions and business entities throughout the country. From 1983 to 1996, Mr. Mozer was engaged in the private practice of law. From 1979 to 1983 he served as General Counsel for Norwest Mortgage, Inc.

         RONALD F. ANDEREGG, age 47, has been a director of the Company since April 2000. Mr. Anderegg has extensive experience as a marketing and operations executive, and since 1995 has served as President/CEO of SouthNet Telecom Services, Inc. (STSI.net) which serves Voice Internet Protocol (VoIP) Telephony and the Internet industry. Mr. Anderegg's Marketing expertise is evidenced by the growth of STSI.net. STSI.net is a wholesaler of network services, including Voice Internet Protocol Telephony (VoIP), Data Transport Services and Internet Access. The company provides dial-up VoIP and Internet access to over 2,000 cities, reaching 65% of the U.S. population with one of the largest VoIP network in the nation, and is among the top 50 certified Competitive Local Exchange Carriers (CLEC) in the U.S. Mr. Anderegg also has been a Director of UltraBrowser.com. Prior to founding STSI.net, Mr. Anderegg served as Division Vice President for TruGreen ChemLawn from 1992 to 1998. He has been in executive decision-making positions for over 18 years.

         RAYMOND SOLOMON, age 47, has been a director of the Company since June 2000. A licensed attorney, Mr. Solomon has been engaged in solo practice specializing in the areas of medical malpractice and children's lead poisoning cases since 1978. Mr. Solomon received his B.A. from Cornell University and his J.D. from Syracuse University. Mr. Solomon's investor/corporate experience includes serving from 1992 to 1998 as lead shareholder in Brunson Communications, Inc., a television broadcasting corporation in Philadelphia PA. At Brunson, Mr. Solomon completed both primary financing and a share repurchase of the Corporation to the satisfaction of minority and majority shareholders. Mr. Solomon is also a shareholder of ISMS.

         GEORGE E. SATTLER, age 64, has been a director of the Company since June 2000. Mr. Sattler has 47 years experience working in the retail food industry with supermarkets and with major packaged goods manufacturers. In 1974, he co-founded the Mancini Groesbeck Brokerage Company, the first regional food brokerage in the west. Five Star operated in northern California, Oregon, Washington, Montana, Idaho, Utah, and Colorado. In 1987, Mr. Sattler bought out his partner and merged with another local food broker to form Five Star Brokerage of Colorado. In 1996, Five Star was acquired by Marketing Specialists, a national sales and marketing company. Mr. Sattler remained chairman of the Colorado operation, which served such clients as: Nabisco, H.J. Heinz, Borden Foods, Ragu Corp., Jergens, Kelloggs, Mars, Dial, Quaker Oats Company, and many others. Since leaving Marketing Specialists, George Sattler has devoted full time to operating his master broker/consulting business, G.E.S. Associates, bringing manufacturers together with brokers throughout the U.S.

DIRECTORS' TERMS

         Members of the Board of Directors currently hold office and serve until our next annual meeting of stockholders, or until their respective successors have been elected. The Board of Directors currently is comprised of nine directors.

COMMITTEES

         The Company does not currently have a standing audit, nominating or compensation committee.

BOARD OF DIRECTORS MEETINGS

         The total number of regular and special meetings of the Board of Directors held in the last fiscal year was four. All Directors attended the four meetings except Messrs. Pirri and Monsky each missed one meeting and Mr. Everett Schulze missed all the meetings due to health problems.

DIRECTORS COMPENSATION

         Directors of the Company who are also employees do not receive cash compensation for their services as members of the Board of Directors, but are reimbursed for their reasonable expenses incurred in connection with attending meetings of the Board.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules of the Securities and Exchange Commission (the "Commission") thereunder require the Company's executive officers, directors and greater than 10% stockholders to file reports of ownership and changes in ownership of the Common Stock with the Commission. Based upon a review of such reports, the Company has determined that all reports required by Section 16(a) of the Exchange Act to be filed by its executive officers and directors during the last fiscal year were filed on time, except that (1) Messrs. Everett Schulze, Donald Uhl, Charles Schulze, Ronald Anderegg and Michael Mozer each filed Forms 3 and Forms 4 between three and four months late, and (2) Messrs. Solomon and Sattler each filed a Form 3 five days late.

CERTAIN LEGAL PROCEEDINGS

         To the knowledge of management, during the fiscal year ended December 31, 1999, and to the date of this Proxy, no material legal proceedings to which the Company is a party are pending nor are any known to be contemplated, and the Company knows of no legal proceedings pending or threatened, or judgements entered against a director or officer of the Company in his capacity.

EXECUTIVE OFFICERS

         ROBERT L. COHEN, age 38, joined the Company as a Vice President/Chief Financial Officer effective July, 2000. From 1998 to 2000, Mr. Cohen was Vice President and Chief Financial Officer for Avanti Holdings, Inc., where he managed the coupon redemption operations for all Avanti stores. From 1994 to 1998, Mr. Cohen served as Vice President/Chief Financial Officer of Kiddie Rides USA, a manufacturer, distributor and operator of coin-operated children's amusement rides. While at Kiddie Rides USA, he was involved in all phases of the operations from manufacturing to daily financial controls of the business. From 1991 to 1994, Mr. Cohen was Director of Finance and then Vice President/Chief Financial Officer for Omnibancorp.

         For biographical information on all other executive officers, please see biographies of Directors on page 3.

FAMILY RELATIONSHIPS

         Mr. Charles A. Schulze, a director and Director of Purchasing of the Company, is the son of Everett E. Schulze, Jr. No other family relationships exists among the directors and executive officers.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table summarizes all compensation paid to the Company's Chief Executive Officer and each of the Company's other four most highly compensated executive officers for services rendered in all capacities to the Company for the fiscal years ended December 31, 1999, 1998 and 1997.

                                                  SUMMARY COMPENSATION TABLE

                                                                                       Long-Term
                                                    Annual Compensation (1)           Compensation
                                            ---------------------------------------- ---------------
                                                                       Restricted
                                    Fiscal                               Stock                          All Other
   Name and Principal Position       Year   Salary($)(2)  Bonus($)      Awards($)       Options(#)    Compensation($)
-----------------------------------  ----   ------------  --------      ---------       ----------    ---------------

Everett E. Schulze, Jr.(2)....      1999     120,000        -0-           -0-             -0-              -0-
     Director                       1998     120,000        -0-           -0-          1,000,000           -0-
                                    1997      120,000       -0-           -0-             -0-              -0-

Donald P. Uhl.................      1999      80,000        -0-           -0-             -0-              -0-
     Chief Executive Officer,       1998      80,000        -0-           -0-             -0-              -0-
     President and Chairman         1997      76,000        -0-           -0-             -0-              -0-

Thomas Gorman(3)..............      1999       -0-          -0-           -0-             -0-              -0-
     Chief Financial Officer and    1998       -0-          -0-          37,500          100,000           -0-
     Director                       1997       -0-          -0-           -0-             -0-              -0-


----------------
(1) Excludes compensation in the form of perquisites and other personal benefits that constitutes the base of $50,000 or 10.0% of the total annual salary and bonus of each of the named executive officers.
(2) Mr. Schulze served as the Company's Chief Executive Officer and Chairman of the Board at the end of the 1999 fiscal year. Due to failing health, Mr. Schulze was replaced recently by Mr. Uhl.
(3)      Resigned May 2, 2000.

OPTION GRANTS

         No Options were granted to the persons named in the preceding table during the fiscal year ended 1999.

OPTION EXERCISES AND HOLDINGS

         None of the Company's executive officers exercised any stock option in the fiscal year ended December 31, 1999.

TRANSACTIONS WITH OFFICERS, DIRECTORS AND EMPLOYEES

         Pursuant to a promissory note dated March 7, 1997, the Company loaned $50,000 to Mr. Joel Monsky, a director of the Company, and two relatives of Mr. Monsky, all of whom are shareholders of The Partnership For Shared Marketing, Inc ("Partnership"). On January 27, 1999, the Company entered into an Asset Purchase Agreement with Partnership, under which the Company has agreed to purchase certain of the assets of Partnership in exchange for $500,000 and 1,500,000 shares of the Company's common stock. Pursuant to the Agreement, $50,000 of the cash obligation will be satisfied by cancellation of the amount payable to the Company on the promissory note issued to the Company by the principals of Partnership in 1997. The acquisition transaction is expected to close in 2000, when funds are available. The assets that the Company will acquire under the purchase agreement include a database developed by Partnership, which contains consumer information on over 73 million households.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information as to the beneficial ownership of the capital stock of the Company as of April 13, 2000, by: (i) each person known to the Company to beneficially own more than five percent (5%) of the capital stock of the Company; (ii) each of the Company's directors; (iii) each of the Company's Named Executive Officers; and (iv) all executive officers and directors as a group.


                                                          NUMBER OF SHARES              APPROXIMATE
                      NAME (1)                         BENEFICIALLY OWNED (1)         PERCENTAGE OWNED
                      --------                         ----------------------         ----------------
Ronald F. Anderegg................................               4,886,921                  7.4%

Charles A. Schulze................................              20,614,198 (2)             31.2%

Donald P. Uhl ....................................               3,705,000                  5.6%

Charles Chavez (3)................................               1,045,875                  1.6%

Frank Pirri.......................................                 525,000                   *

Thomas Y. Gorman (4)..............................                 137,500                   *

All Executive Officers and Directors as a group...              26,077,573(1)(3)           39.4%


----------------
  *      Less than one percent (1%)
(1) Beneficial ownership is determined in accordance with the applicable rules under the 1934 Act. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable, or become exercisable within 60 days from the date hereof, are deemed outstanding. However, such shares are not deemed outstanding for purposes of computing the percentage ownership of any other person. Percentage ownership is based on 66,119,773 shares of Common Stock outstanding.
(2) Includes shares issued and sold to American International Investments, Inc. ("All"), the entire outstanding capital stock of which is owned by the children of Mr. Everett E. Schulze, Jr., the Company's former Chairman and CEO. Mr. Charles A. Schulze is the President of All, by virtue of which he has investment and voting control with respect to the stock. Mr. Charles Schulze disclaims beneficial ownership of these shares other than through his derivative ownership in All.
(3) Includes 670,500 shares owned by member of Mr. Chavez's family, with respect to which Mr. Chavez disclaims beneficial ownership
(4) Includes option to purchase 100,000 shares of the Company's Common Stock at an exercise price per share of $1.00, which are immediately exercisable.

                                PERFORMANCE GRAPH

         The following graph illustrates a comparison of the cumulative total stockholder return (change in stock price plus reinvested dividends) of the Company's Common Stock with that of the Russell 2000 Index and a peer group index consisting of those public companies traded on an exchange and listed under the Standard Industry Classification Code 731 for advertising. The comparisons in the graph are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of the Company's Common Stock.


                                    12/31/97         06/30/98          12/31/98         06/30/99          12/31/99
                                    --------         --------          --------         --------          --------
In Store Media Systems, Inc.        100.00            44.23              53.85            73.08             53.85
SIC Code - Advertising Agencies     100.00           129.27             144.79           182.93            277.20
Russell 2000 Index                  100.00           104.93              97.20           105.50            116.24


         Assumes a $100 invested on December 31, 1997 in each of the Company's Common Stock, the Russell 2000 and the securities comprising the peer index.

                                   PROPOSAL 2

            PROPOSAL TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK


         The Board of Directors has approved the amendment of the Company's Articles of Incorporation (the "Articles of Incorporation") to increase the number of authorized shares of Common Stock from 100,000,000 to 150,000,000 and to increase the number of authorized shares of Preferred Stock from 5,000,000 to 50,000,000. The Board of Directors recommends that the Company's stockholders approve this amendment.

         As of April 13, 2000, the Company had 66,119,773 shares of Common Stock outstanding. The Board of Directors believes that the authorized Common Stock remaining available is not sufficient to enable the Company to pursue important objectives and to respond to potential business opportunities. Accordingly, the Board believes that it is in the Company's best interests to increase the number of authorized shares of Common Stock as described above. The Board also believes that the availability of such shares will provide the Company with the flexibility to issue Common Stock for proper corporate purposes that may be identified by the Board from time to time, such as stock dividends (including stock splits in the form of stock dividends), financings, acquisitions or strategic business relationships. The issuance of additional shares of Common Stock may have a dilutive effect on earnings per share and, for a person who does not purchase additional shares to maintain his or her pro rata interest, on a stockholder's percentage voting power.

         The authorized shares of Common Stock in excess of those issued will be available for issuance at such times and for such corporate purposes as the Board may deem advisable without further action by the Company's stockholders, except as may be required by applicable laws or the rules of any stock exchange or national securities association trading system on which the securities may be listed or traded. Upon issuance, such shares will have the same rights as the outstanding shares of Common Stock. Holders of Common Stock do not have preemptive rights. The Board does not intend to issue any Common Stock except on terms which it deems to be in the best interests of the Company and its then-existing stockholders.

         The Board does not recommend this proposed amendment with the intent to use the ability to issue additional Common Stock to discourage tender offers or takeover attempts. However, the availability of authorized Common Stock for issuance could render more difficult or discourage a merger, tender offer, proxy contest or other attempt to obtain control of the Company. The proposed amendment is not in response to any effort on the part of any party to accumulate material amounts of Common Stock or to acquire control of the Company by means of merger, tender offer, proxy contest or otherwise, or to change the Company's management. In addition, the proposal is not part of any plan by management to recommend a series of similar amendments to the Board of Directors and the stockholders.

         The text of Article V of the Articles of Incorporation, as it is proposed to be amended pursuant to this proposal, is as follows:

                  "FIFTH: The aggregate amount of the total authorized capital stock the corporation shall have the authority to issues is One Hundred Fifty Million (150,000,000) shares of Common Stock, each having a par value of $0.001, and Fifty Million (50,000,000) shares of Preferred Stock, par value $0.001. All stock when issued shall be fully paid and nonassessable. The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation (the "Board of Directors") is expressly authorized to provide for the issuance of all or any of the shares of Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such shares (a "Preferred Stock Designation") and as may be permitted by the Nevada Corporation Law. The Board of Directors is also expressly authorized to increase or decrease (but not below the number of shares of each series then outstanding) the number of shares of an series subsequent to the issue of shares of that series. In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status they had prior to the adoption of the resolution originally fixing the number of shares of such series."

         The affirmative vote of the holders of a majority of the Company's outstanding Common Stock is required to approve this proposal. If approved by the stockholders, the proposed amendment to the Company's Articles of Incorporation will become effective upon the filing of a Certificate of Amendment with the Secretary of State of Nevada, which will occur as soon as reasonably practicable.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" AMENDMENT OF ARTICLE FIVE OF THE ARTICLES OF INCORPORATION.

                                   PROPOSAL 3

                         PROPOSAL TO AMEND THE COMPANY'S
                            ARTICLES OF INCORPORATION


         The Board of Directors has approved the amendment of the Company's Articles of Incorporation to have the number of directors of the Company be provided for in the Company's bylaws.

         The text of Article Six of the Articles of Incorporation, as it is proposed to be amended pursuant to this proposal, is as follows:

                  "SIXTH: The governing board of this corporation shall be know as directors, and the number of directors vary from time to time be increased or decreased in such manner as shall be provided by the bylaws of this corporation."

         The affirmative vote of the holders of a majority of the Company's outstanding Common Stock is required to approve this proposal. If approved by the stockholders, the proposed amendment to the Company's Articles of Incorporation will become effective upon the filing of a Certificate of Amendment with the Secretary of State of Nevada, which will occur as soon as reasonably practicable.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" AMENDMENT OF ARTICLE SIX OF THE ARTICLES OF INCORPORATION.

                                   PROPOSAL 4

                      RATIFICATION OF INDEPENDENT AUDITORS


         The Board of Directors has appointed the firm of Causey Demgen & Moore, Inc. as the Company's independent auditors for the fiscal year ending December 31, 2000, subject to ratification by the stockholders. Causey Demgen & Moore, Inc. has audited the Company's financial statements since the year ended, December 31, 1999. Representatives of Causey Demgen & Moore, Inc. are expected to be present at the Company's Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

         Ratification will require the affirmative vote of a majority of the shares present and voting at the meeting in person or by proxy. In the event ratification is not provided, the Board of Directors will review its future selection of the Company's independent auditors.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF CAUSEY DEMGEN & MOORE, INC. AS THE COMPANY'S INDEPENDENT AUDITORS.

                                  OTHER MATTERS


         PROPOSALS INTENDED TO BE PRESENTED AT NEXT ANNUAL MEETING. Proposals of security holders intended to be presented at the Company's 2001 Annual Meeting of Stockholders must be received by the Company for inclusion in the Company's proxy statement and form of proxy not less than 120 calendar days before August 22, 2001. Next year's Annual Meeting of stockholders will be held on or about August 1, 2001.

         OTHER MATTERS. Management knows of no business that will be presented for consideration at the Annual Meeting other than as stated in the Notice of Meeting. If, however, other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

         PROXY SOLICITATION. The expense of solicitation of proxies will be borne by the Company. In addition to solicitation of proxies by mail, certain officers, directors and Company employees who will receive no additional compensation for their services may solicit proxies by telephone, telegraph or personal interview. The Company is required to request brokers and nominees who hold stock in their name to furnish this proxy material to beneficial owners of the stock and will reimburse such brokers and nominees for their reasonable out-of-pocket expenses in so doing.

                                              By Order of the Board of Directors



                                              Donald P. Uhl
                                              President
Aurora, CO
August 22, 2000